                                                                     EXHIBIT 4-1


                           AMENDMENT TO LOAN DOCUMENTS

         THIS AMENDMENT TO LOAN DOCUMENTS (this "AMENDMENT") is made as of _____________ ___, 2000, by and between NEW JERSEY RESOURCES CORPORATION (the "BORROWER"), and PNC BANK, NATIONAL ASSOCIATION (successor by merger to Midlantic Bank, National Association) (the "BANK").

                                   BACKGROUND

         A. The Borrower and the Bank are parties to a certain Revolving Credit Agreement and Term Loan Agreement, dated as of December 20, 1990, which has heretofore been amended (as amended, the "LOAN AGREEMENT").

         B. The Loan Agreement provides for certain loans to the Borrower and, as evidence of the loans, the Borrower has delivered its Revolving Credit Promissory Note, dated December 20, 1990 (the "NOTE") to the Bank, in original principal amount of $20,000,000.00.

         C. The Borrower and the Bank desire to amend the Loan Documents as provided for in this Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Subject to the terms and conditions set forth herein, the Loan Agreement is hereby amended as follows:

                  (a) Section 1.1 Definitions and Interpretation, "Termination Date" is deemed amended to substitute as the relevant date "January 31, 2002".

                  (b) The Bank hereby waives the sixty (60) days notice requirement of Section 3.4 (Extension of Termination Date).

         2. Subject to the terms and conditions set forth herein, the Note is hereby deemed amended to incorporate the amendments to the Loan Agreement as to the term of the Note, without the necessity of replacing said Note.

         3. Any and all references to the Loan Agreement or the Note in either such document or in any document or agreement executed in connection therewith (collectively the "LOAN DOCUMENTS") shall be deemed to refer to the Loan Agreement or the Note, as appropriate, as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

         4. The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Indebtedness and other obligations under the Loan Agreement and the Note remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

         5. As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the following terms and conditions:

                  (a)      Execution and delivery to the Bank of this Amendment.

                  (b) Payment by the Borrower of all legal fees and expenses incurred by the Bank in connection with this Amendment.

                  (c) All proceedings required to be taken by the Borrower in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to the Bank and its counsel, and the Bank shall have received such counterpart originals or certified or other copies of such documents as the Bank may reasonably request.

         6. This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

         7. This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

         8. This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated in the Loan Documents is located. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank's office indicated in the Loan Documents is located, excluding its conflict of laws rules.

         9. Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank's rights and remedies (all of which are hereby reserved). THE BORROWER EXPRESSLY RATIFIES AND CONFIRMS THE WAIVER OF JURY TRIAL PROVISIONS (IF ANY) CONTAINED IN THE LOAN DOCUMENTS.

         WITNESS the due execution of this Amendment to Loan Documents as a document under seal as of the date first written above.

WITNESS / ATTEST:                                  NEW JERSEY RESOURCES
                                                   CORPORATION

                                                   By:                                     (SEAL)
---------------------------------------------         -------------------------------------
                                                   Name:
                                                        -----------------------------------------
                                                   Title:
                                                         ----------------------------------------

                                                   PNC BANK, NATIONAL ASSOCIATION

                                                   By:                                     (SEAL)
---------------------------------------------         -------------------------------------
                                                            Brian M. Begg
                                                            Vice President - Energy, Metals &
                                                            Mining Group

                                                                     EXHIBIT 4-2


January 31, 2000

Mr. Glenn C. Lockwood
Senior Vice President and Chief Financial Officer
New Jersey Resources Corporation
1415 Wyckoff Road
Wall, New Jersey  07719

Re:      $10,000,000 Committed Line of Credit

Dear Mr. Lockwood:

         We are pleased to inform you that PNC Bank, National Association (the "BANK"), has approved your request for a committed line of credit (the "LOAN") to New Jersey Resources Corporation (the "BORROWER"). We look forward to this opportunity to help you meet the financing needs of your business. All the details regarding your Loan are outlined in the following sections of this letter. If these terms are satisfactory, please follow the instructions for proceeding with your Loan provided at the end of this letter.

1. Facility and Use of Proceeds. This is a committed revolving line of credit under which the Borrower may request and the Bank, subject to the terms and conditions of this letter, will make advances to the Borrower from time to time until the Expiration Date, in an amount in the aggregate at any time outstanding not to exceed $10,000,000 (the "LINE OF CREDIT"). The "EXPIRATION DATE" means January 31, 2001, or such later date as may be designated by the Bank by written notice to the Borrower. Advances under the Line of Credit will be used for working capital or other general business purposes of the Borrower.

2. Note. The obligation of the Borrower to repay advances under the Line of Credit shall be evidenced by a promissory note (the "NOTE") in form and content satisfactory to the Bank.

         This letter (the "LETTER AGREEMENT"), the Note and the other loan documents delivered pursuant hereto will constitute the "LOAN DOCUMENTS." Capitalized terms not defined herein shall have the meaning ascribed to them in the Loan Documents.

3. Interest Rate. Interest on the unpaid balance of the Line of Credit advances will be charged at the rates, and be payable on the dates and times, set forth in the Note evidencing the Loan.

4. Repayment. Subject to the terms and conditions of this letter, the Borrower may borrow, repay and reborrow under the Line of Credit until the Expiration Date, on which date the outstanding principal balance and any accrued but unpaid interest shall be due and payable. Interest will be due and payable on a monthly basis, and will be computed on the basis of a year of 360 days and paid on the actual number of days elapsed.

Mr. Glenn C. Lockwood
Senior Vice President and Chief Financial Officer
New Jersey Resources Corporation
______________, 2000
Page 2

5. Covenants. Unless compliance is waived in writing by the Bank or until payment in full of the Loan and termination of the commitment for the Line of
Credit:

         (a) The Borrower will promptly submit to the Bank such information relating to the Borrower's affairs (including but not limited to quarterly and annual financial statements for the Borrower and any wholly-owned subsidiary) or any security for the Loan as the Bank may reasonably request.

         (b) The Borrower will not make or permit any change in the nature of its business as carried on as of the date of this Letter Agreement or in its senior management, board of directors or equity ownership.

         (c) The Borrower will notify the Bank in writing of the occurrence of an Event of Default or an act or condition which, with the passage of time, the giving of notice or both might become an Event of Default.

         (d)      The covenants and agreements of the Borrower set forth in
Section 9 (each individually, an "INCORPORATED COVENANT"; and collectively, the "INCORPORATED COVENANTS") of that certain Revolving Credit and Term Loan Agreement by and between the Borrower and the Bank (by its predecessor in interest, Midlantic National Bank) and dated as of December 20, 1990, as heretofore amended, extended or modified (the "CREDIT AGREEMENT"), shall be incorporated herein mutatis mutandis by this reference thereto, and shall be deemed to have been made by the Borrower in favor of, and for the benefit of, the Bank in connection with and for the purposes of this Letter Agreement and the Loan; provided, however, that in the case of Section 9.11 of the Credit Agreement, the incurrence by the Borrower of the indebtedness evidenced by the Note provided for herein is excepted therefrom. Notwithstanding the foregoing,
(a) all capitalized terms set forth in the Incorporated Covenants and defined in the Credit Agreement, as well as other capitalized terms set forth in any such definitions therein, shall also be deemed to be incorporated herein mutatis mutandis and shall have the meanings given to such terms in the Credit Agreement for the purposes hereof, and (b) to the extent any of the Incorporated Covenants, or any incorporated definition contains any cross-reference to, or incorporates by reference any terms of, any provision, section, schedule or exhibit of the Credit Agreement, such cross-reference or incorporation shall be incorporated herein mutatis mutandis for the purposes hereof. Furthermore, for the purposes of this paragraph, in the event that any amendment, modification or supplement to the Credit Agreement is consented to in writing by the Bank, then any affected Incorporated Covenant shall, upon such consent becoming effective, be deemed to be revised for the purposes of this paragraph. The Bank shall have the right in its sole but reasonable discretion (a) to make a determination of the existence of any violation of an Incorporated Covenant and (b) to exercise any remedies for such violation as provided hereunder or in the Note, in each case without regard to any action or inaction with respect to the Credit Agreement in connection therewith. The incorporation of the Incorporated Covenants herein in favor of the Bank shall not be affected in any way by the termination or expiration of the Credit Agreement. In the event of a conflict between

Mr. Glenn C. Lockwood
Senior Vice President and Chief Financial Officer
New Jersey Resources Corporation
______________, 2000
Page 3


the express terms of this Letter Agreement or the Note and any Incorporated Covenant, the express terms of this Letter Agreement or the Note, as applicable, shall control.

6. Representations and Warranties. To induce the Bank to extend the Loan and upon the making of any advance to the Borrower under the Line of Credit, the Borrower represents and warrants as follows:

         (a) The Borrower's latest financial statements provided to the Bank are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise, and the results of the Borrower's operations for the period specified therein. The Borrower's financial statements have been prepared in accordance with generally accepted accounting principles consistently applied from period to period subject in the case of interim statements to normal year-end adjustments. Since the date of the latest financial statements provided to the Bank, the Borrower has not suffered any damage, destruction or loss which has materially adversely affected its business, assets, operations, financial condition or results of operations.

         (b) There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower which could result in a material adverse change in its business, assets, operations, financial condition or results of operations and there is no basis known to the Borrower or its officers, directors or shareholders for any such action, suit, proceedings or investigation.

         (c) The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon the Borrower or its property, including unemployment, social security and similar taxes and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.

         (d) The Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing.

         (e) The Borrower has full power and authority to enter into the transactions provided for in this Letter Agreement and has been duly authorized to do so by all necessary and appropriate action and when executed and delivered by the Borrower, this Letter Agreement and the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms.

         (f) There does not exist any default or violation by the Borrower of or under any of the terms, conditions or obligations of: (i) its organizational documents; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or

Mr. Glenn C. Lockwood
Senior Vice President and Chief Financial Officer
New Jersey Resources Corporation
______________, 2000
Page 4


by which it is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon the Borrower by any law or by any governmental authority, court or agency.

         (g) The Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis the risk that certain computer applications used by the Borrower may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result, and is not reasonably expected to result, in any material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of the Borrower, or the ability of the Borrower to duly and punctually pay or perform its obligations hereunder and under the other Loan Documents.

7. Fees. Beginning on the last day of the quarter after the date of the Note and continuing on the last day of each quarter thereafter until the Expiration Date, the Borrower shall pay a commitment fee to the Bank, in arrears, at the rate of .125 percent (.125%) per annum on the average daily balance of the Line of Credit which is undisbursed and uncancelled during the preceding quarter. The commitment fee shall be computed on the basis of a year of 360 days and paid on the actual number of days elapsed.

8. Expenses. The Borrower shall reimburse the Bank for the Bank's expenses (including the reasonable fees and expenses of the Bank's outside and in-house counsel) in documenting and closing this transaction, in connection with any amendments, modifications or renewals of the Loan, and in connection with the collection of all of the Borrower's obligations to the Bank, including but not limited to enforcement actions relating to the Loan.

9. Events of Default. The Loan will be cross-defaulted with all other present and future obligations of the Borrower to the Bank. Therefore, in addition to those Events of Default set forth in the Note, and without limitation thereof, the term "EVENT OF DEFAULT" as used herein and in the Note and the other Loan Documents, shall include within its meaning the occurrence of any "Event of Default" as such term is defined in the Credit Agreement.

10. Additional Provisions. Before the first advance under the Loan, the Borrower shall execute and deliver to the Bank the Note and other required Loan Documents and such other instruments and documents as the Bank may reasonably request, such as certified resolutions, incumbency certificates or other evidence of authority. The Bank will not be obligated to make any advance under the Line of Credit if any Event of Default or event which with the passage of time, provision of notice or both would constitute an Event of Default shall have occurred and be continuing.

         Prior to execution of the final Loan Documents, the Bank may terminate this Letter Agreement if a material adverse change occurs with respect to the Borrower, any guarantor, any collateral for the Loan or any other person or entity connected in any way with the Loan, or if the

Mr. Glenn C. Lockwood
Senior Vice President and Chief Financial Officer
New Jersey Resources Corporation
______________, 2000
Page 5


Borrower fails to comply with any of the terms and conditions of this Letter Agreement, or if the Bank reasonably determines that any of the conditions cannot be met.

         This Letter Agreement is governed by the laws of the State of New Jersey. No modification, amendment or waiver of any of the terms of this Letter Agreement, nor any consent to any departure by the Borrower therefrom, will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. When accepted, this Letter Agreement and the other Loan Documents will constitute the entire agreement between the Bank and the Borrower concerning the Loan, and shall replace all prior understandings, statements, negotiations and written materials relating to the Loan.

         THE BORROWER AND THE BANK IRREVOCABLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE ARISING OUT OF THIS LETTER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

         If and when a loan closing occurs, this Letter Agreement (as the same may be amended from time to time) shall survive the closing and will serve as our loan agreement throughout the term of the Loan.

         To accept these terms, please sign the enclosed copy of this Letter Agreement as set forth below and the Loan Documents and return them to the Bank within ten (10) days from the date of this Letter Agreement, or this Letter Agreement may be terminated at the Bank's option without liability or further obligation of the Bank.

         Thank you for giving PNC Bank this opportunity to work with your business. We look forward to other ways in which we may be of service to your business or to you personally.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Mr. Glenn C. Lockwood
Senior Vice President and Chief Financial Officer
New Jersey Resources Corporation
______________, 2000
Page 6


Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

By:
   --------------------------------
         Brian M. Begg
         Vice President - Energy,
         Metals & Mining Group

                                   ACCEPTANCE

With the intent to be legally bound hereby, the above terms and conditions are hereby agreed to and accepted as of this ________ day of ___________________, 2000.

                                BORROWER:

                                NEW JERSEY RESOURCES CORPORATION

                                By:                            (SEAL)
                                   ----------------------------
                                Print Name:
                                           --------------------------
                                Title:
                                      -------------------------------